UNITED STATES

SECURITIES & EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Luby’s, Inc.

(Name of Registrant as Specified in Its Charter)

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On January 2, 2008, Luby’s, Inc. issued the following press release:

Contact: Rick Black, 713-329-6808

Matthew Sherman / Jeremy Jacobs Joele Frank, Wilkinson Brimmer Katcher 212-355-4449

Dan Burch / Charlie Koons MacKenzie Partners, Inc. 212-929-5500

FOR IMMEDIATE RELEASE

LUBY’S URGES SHAREHOLDERS TO REJECT THE RAMIUS NOMINEES –

The Ramius Nominees Have A Special Financial Arrangement With Ramius And Their

Nominees Have No Relevant Experience… Ramius’ Short-Term Financial Scheme Is Not

In The Best Interest of All Luby’s Shareholders

LUBY’S ISSUES OPEN LETTER TO SHAREHOLDERS

HOUSTON, TX, January 2, 2008 – Luby’s, Inc. (NYSE: LUB) today announced that on December 31, 2007, the Company mailed to all shareholders the following letter from Gasper Mir, III, Chairman of the Board of Directors, and Christopher J. Pappas, President and Chief Executive Officer, in connection with Luby’s January 15, 2008 Annual Meeting of Shareholders.

LUBY’S ANNUAL MEETING OF SHAREHOLDERS

IS RAPIDLY APPROACHING – YOUR VOTE IS EXTREMELY IMPORTANT

•	If you already voted Luby’s WHITE proxy card, no further action is required

•	If you have not yet voted, please vote the enclosed WHITE proxy card today

•	If you voted a gold proxy card, there is still time to change your vote by voting the WHITE proxy card today

If you have any questions, call Mackenzie Partners, Inc. toll-free: (800) 322-2885 or call Luby’s Investor Relations Department: (713) 329-6880

December 31, 2007

Dear Shareholder:

Luby’s January 15, 2008 Annual Meeting of Shareholders is rapidly approaching. If you have not yet voted, we strongly recommend you vote Luby’s WHITE proxy card today FOR your Board’s experienced directors – Dr. Judith B. Craven, Arthur R. Emerson, Frank Markantonis and Gasper Mir, III. We urge you to protect your investment in Luby’s by throwing away any gold proxy card you may have received from dissident shareholder and New York City-based hedge fund, Ramius Capital.

WE BELIEVE THE RAMIUS NOMINEES ARE CONFLICTED AND

INCENTIVIZED ONLY TO ACT IN THE INTERESTS OF RAMIUS

– AND NOT ALL LUBY’S SHAREHOLDERS

The Ramius nominees each have special financial arrangements with Ramius which we believe compromises their independence and commitment to serving the interests of the Company and all Luby’s shareholders.

Each of the Ramius nominees signed an agreement with Ramius under which they have received an upfront payment from Ramius and stand to be paid even more money only after Ramius sells all of its Luby’s stock.

We believe this compensation arrangement incentivizes the Ramius nominees to pursue a short-term agenda at the expense of Luby’s restored capital structure and strategic growth plan.

THE RAMIUS NOMINEES LACK THE NECESSARY SKILLS AND EXPERIENCE

REQUIRED TO SERVE ON YOUR BOARD OF DIRECTORS

While Ramius touts the “restaurant industry experience” of its nominees, we believe that this “experience” is neither distinguished nor relevant to Luby’s casual dining business model. Fast food and failing concepts are not what your Board needs to help lead Luby’s through its next growth phase or to create shareholder value.

Consider the following facts about the Ramius nominees:

•

Brion Grube had short stints at Mexican fast-food chain Baja Fresh (CEO for only 19 months) and at Café Express (CEO for only 17 months). At Baja Fresh, Grube presided over a failed expansion strategy, staggering operating losses and negative same-store sales comparables. As a result of Grube’s failure to turn around Baja Fresh and restore profitable growth, Baja Fresh was ultimately sold in 2006 for only $31 million, nearly $250 million less than its original purchase price just five years before. At Café Express, a small chain with less than 20 locations, Grube failed to deliver on growth promises and presided over negative same-store sales comparables.

•

Matt Pannek’s limited restaurant executive experience includes his brief tenure (CEO for only 15 months) at the hamburger chain, Fuddruckers. Ramius fails to explain why Pannek’s role at Fuddruckers was so brief, and the circumstances surrounding his departure.

•

Stephen Farrar has worked primarily at Wendy’s, the fast food hamburger and drive-thru chain – a business model built on franchising that has very little relevance to Luby’s from-scratch cooking and casual dining offering.

•

Bill Fox is a recurring Ramius director “for hire” and has no restaurant industry experience. In just 18 months, Ramius has nominated Fox to four different public company Boards in disparate industries. Fox is currently a nominee for two Boards, including Luby’s, and only one week ago, according to preliminary results, Fox was REJECTED as a Ramius nominee by the shareholders of Datascope Corporation, a publicly-traded medical device maker. Also, Ramius has failed to disclose that Fox was sued for federal securities fraud relating to his role as an executive officer at Revlon and its subsidiary, the Cosmetics Centers, a public company that ultimately filed for bankruptcy.

Luby’s shareholders, ask yourselves: Given the short tenure and lackluster record of the Ramius nominees and their lack of relevant experience, is this the new leadership that you want serving on your Board of Directors? Remember, only one of the Ramius nominees has any public Board experience, and he is a director “for hire” with no restaurant industry experience whatsoever.

PROTECT YOUR INVESTMENT – DO NOT ELECT THE RAMIUS NOMINEES

DOING SO WOULD ENABLE RAMIUS TO PURSUE ITS SHORT-TERM,

SELF-SERVING FINANCIAL RELEVERAGING SCHEME

AT THE EXPENSE OF ALL SHAREHOLDERS

In an effort to seek your vote and advance its short-term agenda, Ramius is attempting to masquerade as a corporate governance and restaurant industry expert. The truth is, based on its track record, Ramius is neither. Ramius is nothing more than a short-term focused hedge fund that offers no business plan for Luby’s, and is not concerned with driving sustainable and profitable growth for the benefit of all shareholders.

Ramius targets public companies in hostile proxy fights to advance its own self-serving interests. Ramius wants Luby’s to pursue a sale and leaseback of the Company’s owned real estate in order to make a short-term profit at the expense of long-term value creation for all shareholders. Despite its best efforts to distance itself from this notion, Ramius’ central scheme from the outset of its campaign at Luby’s has not changed. We urge you to not be misled by Ramius.

Luby’s Board, together with the assistance of nationally recognized and independent financial advisors, carefully evaluated the Company’s capital structure and analyzed sale and leaseback strategies and unanimously concluded that a sale-leaseback plan is not in the best interests of the Company and all Luby’s shareholders:

•	By owning rather than leasing our properties, Luby’s generates better operating margins and greater cash flow returns, which better position the Company for growth.

•

Ramius’ financial releveraging scheme makes NO financial sense for Luby’s… Since 2001, Luby’s Board and management team have successfully eliminated $120 million of debt, restored profitability, and positioned the Company for sustainable and profitable growth. Now, in today’s uncertain financial markets, Ramius wants to reverse course and pursue an ill-conceived sale-leaseback scheme which would saddle the Company with millions of dollars in lease obligations. Luby’s wants to use its cash flow to grow the Company, not to pay rent.

•

…and it makes NO business sense for Luby’s either. Ramius’ agenda is wholly inconsistent with Luby’s strategic growth plan of building 45 to 50 new restaurants over the next five years; investing in Luby’s existing restaurants through upgrading and remodeling; and growing the Company’s culinary contract business to provide food service at healthcare facilities.

Luby’s Board and management team stand firmly behind the Company’s solid capital structure and believe that our strategic growth plan is the best way to create value for all shareholders.

LUBY’S DIRECTORS ARE EXPERIENCED, INDEPENDENT AND

COMMITTED TO ACTING ON BEHALF OF ALL SHAREHOLDERS

Luby’s Board consists of a majority of independent directors who are diverse and open-minded business and community leaders. Luby’s directors possess valuable and unique skills in restaurant operations; health and food safety; corporate leadership; human resources; accounting; risk management; corporate finance; legal compliance; bilingual marketing and customer strategy – all areas that are critical to the continued success of an organization like Luby’s, which employs over 8,000 people and serves millions of customers each month.

Each of Luby’s four directors standing for re-election has relevant and critical expertise:

•

Dr. Judith Craven (Vice Chairman): Extensive health and food safety experience as the head of the Health Department in Houston and a current member of the Board of Directors of Sysco Foods, the global leader in selling, marketing and distributing food products to restaurants, hotels, hospitals and schools. Public health and safety are essential in the restaurant business as well as in the healthcare facilities which Luby’s serves through its growing culinary services business. Dr. Craven is also an experienced leader in the Boardroom. In addition to serving on the Board of Sysco, she currently serves on the Boards of Belo, Sun America Fund, and Valic. She has also served as a director at Compaq.

•

Arthur Emerson: Bilingual marketing and advertising experience for restaurants. Mr. Emerson led the introduction of Luby’s marketing and advertising campaign to Hispanic customers with Spanish speaking commercials in 2004. He has also been influential in developing Luby’s children’s programs – marketing and advertising to families and female decision makers, and broadening Luby’s customer demographic to include younger families.

•

Frank Markantonis: Extensive restaurant experience (30+ years) in law, risk management, human resources and real estate. At Luby’s, Mr. Markantonis has been instrumental in implementing policies and procedures that directly led to multi-million dollar per year savings related to risk management, helped Luby’s reduce its insurance costs and expand its coverage, and helped Luby’s eliminate debt through the sale of underperforming properties.

•

Gasper Mir, III (Chairman): Public accounting expertise; independent leadership as Chairman of Board; and large organization executive experience. Mr. Mir has served on the Board of Hermann Memorial Healthcare (a multi-billion dollar hospital system in Texas) and has been a partner at KPMG (one of the world’s largest accounting firms) and a top official at the Houston Independent School District (one of the nation’s largest). Mr. Mir has experience with healthcare facilities that complements Luby’s culinary services business.

Your Board strongly believes that the oversight, experience and proven achievements of Dr. Craven, Mr. Emerson, Mr. Markantonis and Mr. Mir is what Luby’s needs in its next phase of growth.

SUPPORT YOUR BOARD – VOTE LUBY’S WHITE PROXY CARD TODAY

IMPORTANT: Remember that only your latest dated proxy counts in a contested election such as this. For this reason, we strongly urge you to vote only Luby’s WHITE proxy card and to throw away Ramius’ gold proxy card. This is the only way to ensure that your shares are voted FOR Luby’s directors. If you have previously voted a gold card, even to withhold your vote from the Ramius nominees, please take the time today to vote your WHITE proxy card.

Luby’s shareholders who have any questions or need assistance voting their WHITE proxy card should contact the Company’s investor relations department at (713) 329-6808 or investors@lubys.com, or MacKenzie Partners, Inc. which is assisting the Company in this matter, toll-free at (800) 322-2885.

On behalf of your Board of Directors,

Sincerely,

Gasper Mir, III Chairman of the Board	Christopher J. Pappas President and Chief Executive Officer

About Luby’s

Luby’s operates 128 restaurants in Austin, Dallas, Houston, San Antonio, the Rio Grande Valley and other locations throughout Texas and other states. Luby’s provides its customers with quality home-style food, value pricing, and outstanding customer service. For more information about Luby’s, visit the Company’s website at http://www.lubys.com.

Additional Information

In connection with the solicitation of proxies, Luby’s has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on November 29, 2007 (the “Proxy Statement”). The Proxy Statement contains important information about Luby’s and the 2008 Annual Meeting of Shareholders. Luby’s shareholders are urged to read the Proxy Statement carefully.

On November 29, 2007, Luby’s began the process of mailing the Proxy Statement, together with a WHITE proxy card. Shareholders may obtain additional free copies of the Proxy Statement and other documents filed with the SEC by Luby’s through the website maintained by the SEC at www.sec.gov. The Proxy Statement and other relevant documents also may be obtained free of charge from Luby’s by contacting Investor Relations in writing at Luby’s, Inc., 13111 Northwest Freeway, Suite 600, Houston, Texas 77040; or by phone at 713-329-6808; or by email at investors@lubys.com. The Proxy Statement is also available on Luby’s website at www.lubys.com/06aboutusFilings.asp. The contents of the websites referenced above are not deemed to be incorporated by reference into the Proxy Statement. In addition, copies of the Proxy Statement may be requested by contacting the Company’s proxy solicitor, MacKenzie Partners, Inc., by phone toll-free at 1-800-322-2885.

Luby’s and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the 2008 Annual Meeting of Shareholders. You can find information about Luby’s directors and executive officers in the Proxy Statement.

Forward-Looking Statements

This document contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this document, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including any statements regarding plans for expansion of the Company’s business, scheduled openings of new units, the implementation of the Company’s strategic growth plan and expectations concerning unit sales and investor returns. Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such statements. Some of the factors that could cause actual future results to differ materially are described under the caption “Risk Factors” in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q, which may be obtained free of charge at the SEC’s website at www.sec.gov or from Luby’s at www.lubys.com.

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